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                                                                     EXHIBIT 4.1

                       Form of Subscription Certificate


_______________
CUSIP Number

_______________________________
Subscription Certificate Number

____________________________
Number of Rights Represented

Subscription Price:  $5.20 per Share

[Name of Rights holder]
[Address Line 1]
[Address Line 2]
[Address Line 3]

                          MIDWAY AIRLINES CORPORATION
       SUBSCRIPTION CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                   FOR HOLDERS OF RECORD ON __________, 2000

                           _____________________

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON ________, 2000,
                        UNLESS EXTENDED BY THE COMPANY.

          Midway Airlines Corporation, a Delaware corporation (the "Company"), is conducting a rights offering (the "Rights Offering") which entitles the holders of the Company's common stock, $0.01 par value per share (the "Common Stock"), as of the close of business on __________, 2000 (the "Record Date"), to receive one (1) subscription right (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase one (1) share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $5.20 per share (the "Subscription Price"). The Company will issue up to 8,613,595 shares of Common Stock pursuant to the Rights Offering.

          If any shares of Common Stock are not purchased by the Rights holders pursuant to such Rights holders' Basic Subscription Privileges (the "Excess Shares"), any Rights holder fully exercising such Rights holder's Basic Subscription Privilege may purchase an additional number of the Excess Shares (the "Over-Subscription Privilege"), subject to the limit on the number of Excess Shares that may be purchased described under the heading "The Rights Offering--Over-Subscription Privilege" in the prospectus (the "Prospectus") dated __________, 2000, if so specified by such Rights holder on Form 1 or on separate instructions accompanying this Subscription Certificate delivered to the Subscription Agent pursuant to the terms and conditions
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of the Rights Offering (or if the aggregate Subscription Price delivered or transmitted by such Rights holder exceeds the aggregate Subscription Price for all shares for which such Rights holder would be entitled to subscribe pursuant to such Rights holder's Basic Subscription Privilege).

          Set forth above is the number of Rights evidenced by this Subscription Certificate that the Rights holder is entitled to exercise pursuant to such Rights holder's Basic Subscription Privilege.

                                             MIDWAY AIRLINES CORPORATION

                                             By:________________________________
                                                 Robert F. Ferguson, III
                                                 Chairman of the Board

____________________________________
Secretary

Countersigned:


First Union National Bank


By:____________________________
      Authorized Signature

          For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which is incorporated herein by reference. Copies of the Prospectus are available upon request from Steven Westberg, Executive Vice President and General Manager of the Company, at (919) 595-6000. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Prospectus.

          This Subscription Certificate must be received by the Subscription Agent, First Union National Bank, or the guaranteed delivery requirements described under the heading "The Rights Offering--Guaranteed Delivery Procedures" must be complied with, with payment in full by 5:00 p.m., New York City time, on __________, 2000, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will expire and no longer be exercisable. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable, except as described in the Prospectus. The Subscription Agent will issue certificates representing shares of Common Stock purchased pursuant to the Rights Offering as soon as practicable following the Expiration Date.

          Some or all of the Rights represented by this Subscription Certificate may be exercised by

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duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Steven Westberg, Executive Vice President and General Manager of the Company, at (919) 595-6000, before exercising their Rights.

          The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

          Rights holders should be aware that if they initially choose to exercise less than all of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

          This Subscription Certificate is not assignable or transferable.

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                                    FORM 1

     EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.*

(a)  Number of shares subscribed for pursuant to the Basic Subscription
     Privilege


     ____ X $5.20 = $_____ payment. (One Right needed to subscribe for one share.)

(b)  Number of shares subscribed for pursuant to the Over-Subscription Privilege

     ____ X $5.20 = $_____ payment.

     By exercising this Over-Subscription Privilege, the undersigned Rights holder hereby represents and certifies that the undersigned has fully exercised its Basic Subscription Privilege received in respect of shares of Common Stock held in the capacity described on the face of the Subscription Certificate.

(c) Total Subscription (total number of shares on lines (a) and (b) multiplied by the Subscription Price) = $_________ payment.

     METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

     [_] Check, bank draft, or money order payable to "First Union National Bank, as Subscription Agent"; or

     [_] Wire transfer of immediately available funds directed to_______ ABA No.:_______________________________________________________
          Account No.:___________________________________________________
          (marked: Midway Airlines Corporation Subscription).

(d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Subscription Certificate (check only one):

     [_] Deliver to the undersigned a new Subscription Certificate evidencing the remaining unexercised Rights to which the undersigned is entitled.

     [_]  Do not deliver a new Subscription Certificate to the undersigned.

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     (e)  If Notice of Guaranteed Delivery procedures are being utilized:

          [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

                 Name(s) of Registered Holder(s)
                 __________________________________________________

                 Window Ticket Number (if any)
                 __________________________________________________

                 Date of Execution of Notice of Guaranteed Delivery
                 __________________________________________________

                 Name of Institution which Guaranteed Delivery
                 __________________________________________________

     * If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares of Common Stock included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum number of shares of Common Stock that could be subscribed for with the aggregate Subscription Price received. If the number of shares of Common Stock to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares which may be purchased pursuant to the Basic Subscription Privilege represented by this Subscription Certificate (the "Subscription Excess"), the Rights holder exercising this Subscription Certificate shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price (rounded down to the nearest whole number), subject to the limit on the number of shares a Rights holder may purchase pursuant to the Over-Subscription Privilege. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the Rights holder without interest or deduction as soon as practicable after the Expiration Date.

     Rights holder's Signature(s)     ____________________________

     Rights holder's Signature(s)     ____________________________
                                              (If held jointly)

     Telephone No. (___) ___-____

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                                    FORM 2

DELIVERY INSTRUCTIONS: Address for mailing of Common Stock certificate in accordance with the Prospectus if other than shown on the first page hereof:

Name: __________________________________________________________________________
Address: _______________________________________________________________________
Rights holder's Signature(s): __________________________________________________
Rights holder's Signature(s): __________________________________________________
                                 (If held jointly)
Signatures Guaranteed by: ______________________________________________________
                                 Eligible Institution

If the addressee above is not an Eligible Institution (as defined in the "Instructions For Use of Midway Airlines Corporation Subscription Certificates") or the Rights holder named on this Subscription Certificate, then the Rights holder completing this Form 2 must have an Eligible Institution guarantee such Rights holder's signature.

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